FIRST AMENDMENT
TO
ROYALTY OPTION AGREEMENT
DATED AUGUST 18, 2008

BETWEEN

Dorato Resources Inc.

- and -

Franco-Nevada Corporation

March __, 2009

THIS FIRST AMENDMENT TO ROYALTY OPTION AGREEMENT is dated as of the _____ day of March, 2009, by and between Dorato Resources Inc., a corporation organized under the laws of British Columbia, whose address for purposes hereof is 507-837 West Hastings Street, Vancouver, British Columbia, V6C 3N6 ("Dorato") and Franco-Nevada Corporation, a corporation organized under the laws of the Province of Ontario, Canada, whose address for purposes hereof is Exchange Tower, 130 King Street West, Suite 740, PO Box 467, Toronto, Ontario M5X 1E4 ("Franco").

RECITALS

A. Dorato entered into that certain Subscription Agreement dated August 18, 2008 with Franco under which Franco agreed to purchase and Dorato agreed to issue 1,500,000 shares of Dorato stock at a price and under terms and conditions provided therein;

B. As additional consideration for Franco's subscription, and Franco entered into that certain Royalty Option Agreement dated August 18, 2008 under which Dorato agreed to grant to Franco an option to purchase a net smelter return royalty upon the production from the Mineral Property (as defined therein);

C. Dorato and Franco have entered into that certain Subscription Agreement dated March ___, 2009 and which Franco agreed to purchase and Dorato agreed to issue to Franco 2,000,000 Units, for C$0.50 per Unit, each Unit to consist of one common share and one-half of one common share purchase warrant on terms and conditions provided therein; and

D. As additional consideration for Franco's subscription, Dorato agreed to amend the August 18, 2008 Royalty Option Agreement to expand the size of the Mineral Property to which Franco's royalty will apply, upon the terms hereinafter provided.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Dorato and Franco agree to amend the Royalty Option Agreement as follows:

1. Section 1.1 of the Royalty Option Agreement is hereby amended as follows: The definition Mineral Property on pages A-1 and A-2 of the Royalty Option Agreement is deleted in its entirety and supplanted by the following:

   "Mineral Property" means all of the mineral rights, mineral claims, mining leases, permits and concessions and other property interests more particularly described in Schedule A pages A-1 and A-2, including new or replacement claims, leases, permits or concessions or other after-acquired rights or interests covering all or part of the same land.

2. Schedule A of the Royalty Option Agreement, including pages A-1 and A-2, is deleted in its entirety and supplanted by Schedule A, including pages A-1 and A-2, attached to this First Amendment to Royalty Option Agreement and by the reference incorporated herein.

3. Ratification and Restatement. Except as specifically amended hereby, the Royalty Option Agreement dated August 18, 2008 and each and all of the terms, representations, covenants, and warranties of the parties therein, including, without limitation, all representations and warranties with respect to title to the Mineral Property as that term is redefined herein, are hereby ratified, and restated, and that agreement, as amended hereby, is and shall be in full force and effect and enforceable in accordance with its terms. Franco intends to have its counsel in Peru review the title to the Mineral Property, and Dorato agrees to utilize reasonable efforts to address Franco's objections and or requirements as to title to Franco's satisfaction, acting reasonably.

IN WITNESS WHEREOF the parties have executed this First Amendment to Royalty Option Agreement as of the day and year first above written.

DORATO RESOURCES INC.

by ______________________

Name:

Title:

FRANCO-NEVADA CORPORATION

by ______________________

Name: Steven Aaker

Title: Chief of U.S. Operations

SCHEDULE A
TO
FIRST AMENDMENT
TO
ROYALTY OPTION AGREEMENT

SCHEDULE A


Original Option 18 August 2008
Revised Option 11 March 2009
MARAVILLA 19
MARAVILLA 21
MARAVILLA 20
MARAVILLA 22
LAHAINA 4
LAHAINA 5
VICMARAMA 11
LAHAINA 6
LAHAINA
COMAINA 3
COMAINA 1
COMAINA 2
LAHAINA 8
VICMARAMA 10
MARAVILLA 6
CAMPANA 1
LAHAINA 9
VICMARAMA 9
HITO
APU
LAHAINA 10
LAHAINA 11
LAHAINA 12
CAMPANA 2
MARAVILLA 8
LAHAINA 13
LAHAINA 14
VICMARAMA 2
VICMARAMA 8
VICMARAMA 5
VICMARAMA 6
MARAVILLA 18
VICMARAMA 4
LAHAINA 21
VICMARAMA 1
VICMARAMA 3
LAHAINA 22
LAHAINA 23
MARAVILLA 10
LAHAINA 25
LAHAINA 28
LAHAINA 24

ORIGINAL ROYALTY OPTION AGREEMENT

CONCESION	CODIGO	TITULAR	FECHA DENUNCIO	HECTAREA	D_ESTADO
LAHAINA 4	10257706	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	609.2444	D.M. en trámite D.L. 708
LAHAINA 5	10257806	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	800.0000	D.M. en trámite D.L. 708
LAHAINA 6	10257906	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	975.9268	D.M. en trámite D.L. 708
LAHAINA 10	10258306	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. en trámite D.L. 708
LAHAINA 11	10258406	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	900.0000	D.M. en trámite D.L. 708
LAHAINA 13	10258606	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	662.5070	D.M. Titulado D.L. 708
LAHAINA 14	10258706	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. Titulado D.L. 708
LAHAINA 15	10258806	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. Titulado D.L. 708
APU	10211695	COMPAÑIA MINERA AFRODITA S.A.	1995-01-02	8.7500	D.M. Titulado D.L. 708
CAMPANA 1	10056393	COMPAÑIA MINERA AFRODITA S.A.	1993-02-15	1,000.0000	D.M. Titulado D.L. 708
CAMPANA 2	10056293	COMPAÑIA MINERA AFRODITA S.A.	1993-02-15	900.0000	D.M. Titulado D.L. 708
COMAINA 1	10056193	COMPAÑIA MINERA AFRODITA S.A.	1993-02-15	1,000.0000	D.M. Titulado D.L. 708
COMAINA 2	10056493	COMPAÑIA MINERA AFRODITA S.A.	1993-02-15	1,000.0000	D.M. Titulado D.L. 708
COMAINA 3	10064903	COMPAÑIA MINERA AFRODITA S.A.	1993-03-30	1,000.0000	D.M. Titulado D.L. 708
HITO	10064793	COMPAÑIA MINERA AFRODITA S.A.	1993-03-30	100.0000	D.M. Titulado D.L. 708
MARAVILLA 19	10023208	CARLOS ARMANDO BALLON BARRAZA	2008-01-15	1,000.0000	D.M. en trámite D.L. 708
MARAVILLA 20	10023308	CARLOS ARMANDO BALLON BARRAZA	2008-01-15	500.0000	D.M. en trámite D.L. 708
MARAVILLA 21	10023408	CARLOS ARMANDO BALLON BARRAZA	2008-01-15	700.0000	D.M. en trámite D.L. 708
MARAVILLA 22	10023508	CARLOS ARMANDO BALLON BARRAZA	2008-01-15	219.7357	D.M. en trámite D.L. 708

AMENDED ROYALTY OPTION AGREEMENT

CONCESION	CODIGO	TITULAR	FECHA DENUNCIO	HECTAREA	D_ESTADO
LAHAINA 7	10258006	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. en trámite D.L. 708
LAHAINA 8	10258106	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. en trámite D.L. 708
LAHAINA 9	10258206	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. en trámite D.L. 708
LAHAINA 12	10258506	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	800.0000	D.M. en trámite D.L. 708
LAHAINA 16	10258906	CARLOS ARMANDO BALLON BARRAZA	2006-06-12	1,000.0000	D.M. Titulado D.L. 708
LAHAINA 22	10459506	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	958.6783	D.M. Titulado D.L. 708
LAHAINA 23	10459606	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	800.0000	D.M. Titulado D.L. 708
LAHAINA 24	10459706	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	947.8865	D.M. Titulado D.L. 708
LAHAINA 25	10459806	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	973.4304	D.M. Titulado D.L. 708
LAHAINA 26	10459906	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
LAHAINA 27	10460106	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
LAHAINA 28	10460006	CARLOS ARMANDO BALLON BARRAZA	2006-10-27	951.4360	D.M. Titulado D.L. 708
MARAVILLA 7	10081507	CARLOS ARMANDO BALLON BARRAZA	2007-01-12	800.0000	D.M. Titulado D.L. 708
MARAVILLA 8	10081607	CARLOS ARMANDO BALLON BARRAZA	2007-01-12	700.0000	D.M. Titulado D.L. 708
MARAVILLA 10	10082007	CARLOS ARMANDO BALLON BARRAZA	2007-01-12	1,000.0000	D.M. Titulado D.L. 708
MARAVILLA 18	10406207	CARLOS ARMANDO BALLON BARRAZA	2007-08-01	945.2333	D.M. Titulado D.L. 708
VICMARAMA 1	10456306	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	400.0000	D.M. Titulado D.L. 708
VICMARAMA 2	10455906	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	615.0201	D.M. Titulado D.L. 708
VICMARAMA 3	10455406	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
VICMARAMA 4	10455206	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	800.0000	D.M. Titulado D.L. 708
VICMARAMA 5	10455706	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	792.4142	D.M. Titulado D.L. 708
VICMARAMA 6	10455506	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
PAMINA	10173707	NATALIA RODRIGUEZ CHANG	2007-03-08	1,000.0000	D.M. Titulado D.L. 708
VICMARAMA 8	10456106	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
VICMARAMA 9	10455806	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
VICMARAMA 10	10454906	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	1,000.0000	D.M. Titulado D.L. 708
VICMARAMA 11	10454806	VICTOR MARIANO ALVARO MARTINEZ	2006-10-27	900.0000	D.M. en Trámite D.L. 708